Exhibit99.2

CHASE ISSUANCE TRUST

Asset Pool One Monthly Servicer’s Certificate

Monthly Period: December 2005

1.	Capitalized terms used in this certificate have their respective meanings set forth in the Amended and Restated Indenture, dated as October 15, 2004, and the Amended and Restated Asset Pool One Supplement, dated as of October 15, 2004, each between the Ch ase Issuance Trust and Wells Fargo Bank, National Association, and, with respect to the First USA Credit Card Master Trust, the Amended and Restated Pooling and Servicing Agreement, dated as of March 28, 2002 between Chase Bank USA, National Association a nd the Bank of New York (Delaware) or, with respect to the Chase Credit Card Master Trust, the Third Amended and RestatedPooling and Servicing Agreement, dated as of November 15, 1999, as amended by the First Amendment thereto, dated as of March 31, 2001, the Second Amendment thereto, dated as of March 1, 2002, the Third Amendment thereto, dated July 15, 2004, and the Fourth Amendment thereto, dated October 15, 2004, each among Chase USA, as transferor on and after June 1, 1996 and as servicer, JPMorgan C hase Bank, as transferor prior to June 1, 1996, and the Bank of New York, as trustee of the Chase Credit Card Master Trust.

2.	Chase Bank USA, National Association is, as of the date hereof, the Transferor, Servicer and Administrator under the Transfer and Servicing Agreement.

3.	The undersigned is a Servicing Officer.

4.	Collateral of Asset Pool One as of the last day of the related Monthly Period:

	Collateral Certificates:
	First USA Credit Card MT 2002-CC		28,000,000,000.00
	Chase Credit Card MT 2004-CC		500,000,000.00
	Principal Receivables		14,878,007,925.71
	Excess Funding Amount		0.00

	TOTAL		43,378,007,925.71

5a.	The Nominal Liquidation Amount of all Asset Pool One Notes as of the last day of the related Monthly Period.

	CHASEseries		39,435,000,000.00

	TOTAL		39,435,000,000.00

5b.	Asset Pool One Transferor Amount as of the last day of the related Monthly Period		3,943,007,925.71

5c.	Asset Pool One Required Transferor Amount for the related Monthly Period		595,120,317.03

6a.	The aggregate amount of Collections of Principal Receivables received by Asset Pool One for the related Monthly Period.		9,276,663,130.65

6b.	The aggregate amount of Collections of Principal Receivables allocated pursuant to Section 3.3 of the Asset Pool One Supplement for the related Monthly Period

	CHASEseries	91.47%	8,485,754,274.02

	TOTAL	91.47%	8,485,754,274.02

7a.	The aggregate amount of Collections of Finance Charge Receivables received by Asset Pool One for the related Monthly Period.		582,552,331.95

7b.	The aggregate amount of Collections of Finance Charge Receivables allocated pusuant to subsection 3.2(a) of the Asset Pool One Supplement for the related Monthly Period

	CHASEseries	91.47%	532,885,141.03

	TOTAL	91.47%	532,885,141.03

8a.	The Asset Pool One Servicing Fee for the related Monthy Period.		53,888,139.87

8b.	The Asset Pool One Servicing Fee allocated to each Series pursuant to subsection 3.4(b) of the Asset Pool One Supplement for the related Monthly Period

	CHASEseries	91.47%	49,293,750.00

	TOTAL	91.47%	49,293,750.00

9a.	The Asset Pool One Default Amount for the related Monthly Period		208,402,081.53

9b.	The Asset Pool One Default Amount allocated to each Series pursuant to subsection 3.2(b) of the Asset Pool One Supplement for the related Monthly Period.

	CHASEseries	91.47%	190,634,156.82

	TOTAL	91.47%	190,634,156.82

10.	The percentage of outstanding balances in Asset Pool One that were delinquent as of the end of the day of the last day of the related Monthly Period

	30-59 days		0.81%
	60-89 days		0.52%
	90-119 days		0.37%
	120-149 days		0.30%
	150-179 days		0.27%

	TOTAL		2.27%

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate on this date January 12, 2006.

CHASE BANK USA, NATIONAL ASSOCIATION, as Servicer

By:	/s/ Patricia Garvey
Patricia Garvey
Vice President